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Exhibit 5

MICHAEL J. MORRISON
ATTORNEY AND COUNSELOR AT LAW
1495 RIDGEVIEW DRIVE. SUITE 220
RENO, NEVADA 69509
(775) 827-6300
FAX (775) 827-6311
E-MAIL morrisonlaw@pyramid.net WEBSITE: www.venturelawusa.com

April 27, 2004



LogSearch, Inc.
Suite 1250, 520-5th. Ave. SW,
Calgary, Alberta, T2P 3R7

         RE:      Form SB-2 Registration statement for 4,500,000 Shares of
                  Common Stock


Dear Officers and Directors:

I have acted as counsel to LogSearch, Inc. (the "Company") in connection with the registration of 4,500,000 Shares of the Company's Common Stock, pursuant to a Registration Statement on Form SB-2 (the "Registration Statement"). You have requested my opinion as to certain matters in connection with said Registration Statement.

In my capacity as counsel to the Company, I have examined and am familiar with the originals or copies, the authenticity of which have been established to my satisfaction, of all documents, corporate records and other instruments I have deemed necessary to express the opinions hereinafter set forth.

Based on the foregoing, and upon consideration of applicable law, it is my opinion that 3,000,000 Shares held by Puroil to be registered by the Company are duly authorized, validly issued, fully paid and non-assessable, and the additional 1,500,000 shares reserved for issuance upon exercise of the 3,000,000 Warrants will, when paid for, be duly authorized, validly issued and non-assessable.

This opinion is based on Nevada law, including the Nevada Constitution, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

Furthermore, I consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of my name in such Registration Statement, and the Prospectus included therein, under the heading "Legal Matters".

                                        Very truly yours,

                                        /s/ Michael J. Morrison

                                        Michael J. Morrison, Esq.